Exhibit 99.1

June 22, 2006

Mr. Gary Ely

Chairman, President and Chief Executive Officer

Avista Corporation

1411 East Mission Avenue

MSC-12

Spokane, Washington 99202

Dear Gary,

It is with deep regret that I inform you that I must resign my position on the board of directors of Avista Corporation, due to my acceptance of new employment to be an officer and Executive Vice President of Sempra Energy, a public utility in San Diego, California. I have truly enjoyed my past five years as a board member of one of this country’s best run companies.

/s/ Jessie J. Knight, Jr.

Jessie J. Knight, Jr.

President & Chief Executive Officer

San Diego Regional Chamber of Commerce

402 West Broadway, Suite 1000

San Diego, California 92101